MONTPELIER RE HOLDINGS LTD.
Losses and Loss Ratios by Line (unaudited)
$ in millions

						Full Year
	Q1-07	Q4-06	Q3-06	Q2-06	Q1-06	2006
Property Specialty

Net reserves: start	271.6	332.2	360.7	400.8	398.4	398.4
Change in prior AY	(10.6)	(8.9)	(4.2)	(9.7)	(7.8)	(30.6)
Paid losses[1]	(29.5)	(68.6)	(46.7)	(56.7)	(25.8)	(197.8)
Incurred losses	13.0	16.9	22.4	26.3	36.0	101.6

Net reserves: end	244.5	271.6	332.2	360.7	400.8	271.6

IBNR	95.6	104.7	130.3	111.5	119.6
Net earned premium	34.8	41.9	58.0	57.1	63.5	220.5
Net loss ratio	6.9%	18.9%	31.5%	29.1%	44.4%	32.2%
Prior AY adjusts.	-30.5%	-21.2%	-7.2%	-17.0%	-12.3%	-13.9%

Property Catastrophe

Net reserves: start	302.9	418.4	490.0	629.8	719.8	719.8
Change in prior AY	2.5	5.2	2.1	21.8	1.1	30.2
Paid losses[1]	(68.6)	(122.8)	(78.4)	(165.3)	(99.1)	(465.6)
Incurred losses	40.3	2.1	4.7	3.7	8.0	18.5

Net reserves: end	277.1	302.9	418.4	490.0	629.8	302.9

IBNR	123.7	122.0	122.7	163.6	210.6
Net earned premium	62.5	54.8	38.5	44.0	28.6	165.9
Net loss ratio	68.5%	13.4%	17.6%	57.9%	31.8%	29.4%
Prior AY adjusts.	4.0%	9.5%	5.5%	49.5%	3.8%	18.2%

Blue Ocean Re

Net reserves: start	—	—	—	—	—	—
Change in prior AY	—	—	—	—	—	—
Paid losses [1]	—	—	—	—	—	—
Incurred losses	—	—	—	—	—	—

Net reserves: end	—	—	—	—	—	—

IBNR	—	—	—	—	—	—
Net earned premium	22.5	26.7	23.9	18.0	4.3	72.9
Net loss ratio	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Prior AY adjusts.	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Other Specialty

Net reserves: start	317.4	376.5	366.1	351.0	341.3	341.3
Change in prior AY	—	(13.4)	(5.4)	5.5	(6.6)	(19.9)
Paid losses [1]	(31.5)	(57.1)	(7.6)	(9.4)	(6.2)	(80.3)
Incurred losses	14.4	11.4	23.4	19.0	22.5	76.3

Net reserves: end	300.3	317.4	376.5	366.1	351.0	317.4

IBNR	170.0	173.6	219.3	233.1	249.3
Net earned premium	22.9	25.6	31.0	32.3	35.2	124.1
Net loss ratio	62.9%	-8.2%	58.3%	75.6%	45.2%	45.4%
Prior AY adjusts.	0.0%	-52.3%	-17.4%	17.0%	-18.7%	-16.0%

Qualifying Quota Share

Net reserves: start	—	—	—	11.7	16.7	16.7
Change in prior AY	—	—	—	(1.1)	(2.4)	(3.5)
Paid losses [1]	—	—	—	(10.6)	(2.6)	(13.2)
Incurred losses	—	—	—	—	—	—

Net reserves: end	—	—	—	—	11.7	—

IBNR	—	—	—	—	6.2
Net earned premium	—	—	—	—	(0.3)	(0.3)
Net loss ratio	0.0%	0.0%	0.0%	1684.6%	847.3%	1176.9%
Prior AY adjusts.	0.0%	0.0%	0.0%	1718.8%	863.3%	1166.7%

TOTAL

Net reserves: start	891.9	1,127.1	1,216.8	1,393.3	1,476.2	1,476.2
Change in prior AY	(8.1)	(17.1)	(7.5)	16.5	(15.7)	(23.8)
Paid losses [1]	(129.6)	(248.5)	(132.7)	(242.0)	(133.7)	(756.9)
Incurred losses	67.7	30.4	50.5	49.0	66.5	196.4

Net reserves: end	821.9	891.9	1,127.1	1,216.8	1,393.3	891.9

IBNR	389.3	400.3	472.3	508.2	585.7
Net earned premium	142.7	149.0	151.4	151.4	131.3	583.1
Net loss ratio	41.7%	8.8%	28.5%	43.3%	38.7%	29.6%
Prior AY adjusts.	-5.7%	-11.5%	-5.0%	10.9%	-11.9%	-4.1%

IBNR as a % of net reserves	47%	45%	42%	42%	42%	45%

1 Paid losses are shown net of the impact of foregin exchange transmission